EXHIBIT 11.1
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


                       ANSWERTHINK CONSULTING GROUP, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                             QUARTER ENDED               NINE MONTHS       APRIL 23, 1997
                                      ------------------------------        ENDED          (INCEPTION) TO
                                      OCTOBER 2,       SEPTEMBER 30,      OCTOBER 2,        SEPTEMBER 30,
                                         1998              1997              1998               1997
                                      -----------      -------------      ------------       -----------
Net income (loss)                     $ 3,936,910      $ (3,894,813)      $(33,213,112)      $(8,243,008)
                                      ===========      ============       ============       ===========
Basic:
  Weighted average common shares
    outstanding                        24,105,838         7,625,986         17,239,565         4,413,233
                                      ===========      ============       ============       ===========
  Basic net income (loss) per
    common share                      $      0.16      $      (0.51)      $      (1.93)      $     (1.87)
                                      ===========      ============       ============       ===========
Diluted:
  Weighted average common shares
    outstanding                        24,105,838         7,625,986         17,239,565         4,413,233
  Dilutive effects of unvested
    shares and stock options           10,628,371              --                 --                --
                                      -----------      ------------       ------------       -----------
  Weighted average common and
    common equivalent shares
    outstanding                        34,734,209         7,625,986         17,239,565         4,413,233
                                      ===========      ============       ============       ===========
  Diluted net income (loss) per
    common share                      $      0.11      $      (0.51)      $      (1.93)      $     (1.87)
                                      ===========      ============       ============       ===========
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